AMENDED AND RESTATED BYLAWS OF

DXP ENTERPRISES, INC.

 (A TEXAS CORPORATION)

ARTICLE I NAME AND OFFICES
1.1	Name
1.2	Registered Office and Agent
1.3	Other Offices
ARTICLE II SHAREHOLDERS
2.1	Place of Meetings
2.2	Meeting of Shareholders
2.3	Notice of Shareholder Business and Nominations
2.4	Notice
2.5	Voting List
2.6	Quorum
2.7	Requisite Vote
2.8	Withdrawal of Quorum
2.9	Voting at Meeting
2.10	Record Date for Meetings; Closing Transfer Records
2.11	Action Without Meetings
2.12	Record Date for Action Without Meetings
2.13	Preemptive Rights
ARTICLE III DIRECTORS
3.1	Management Powers
3.2	Number and Qualification
3.3	Election and Term
3.4	Voting on Directors
3.5	Vacancies
3.6	New Directorships
3.7	Removal
3.8	Meetings
3.9	Action Without Meetings
3.10	Committees
3.11	Compensation
3.12	Maintenance of Records
ARTICLE IV NOTICES
4.1	Method of Notice
4.2	Waiver
ARTICLE V OFFICERS AND AGENTS
5.1	Designation
5.2	Election of Officers
5.3	Qualifications
5.4	Term of Office
5.5	Authority
5.6	Removal
5.7	Vacancies
5.8	Compensation
5.9	Chairman of the Board
5.10	President
5.11	Vice Presidents
5.12	Secretary
5.13	Assistant Secretaries
5.14	Treasurer
5.15	Assistant Treasurers
ARTICLE VI INDEMNIFICATION
6.1	Indemnification of Directors
6.2	Expenses of a Defendant
6.3	Officers
6.4	Expenses of a Witness
6.5	Other
6.6	Insurance
6.7	Amendment of this Article
6.8	Amendment of the Code
ARTICLE VII STOCK CERTIFICATES AND TRANSFER REGULATIONS
7.1	Description of Certificates
7.2	Delivery
7.3	Signatures
7.4	Issuance of Certificates
7.5	Payment for Shares
7.6	Subscriptions
7.7	Closing of Transfer Records; Record Date for Action With Meetings
7.8	Registered Owners
7.9	Lost, Stolen or Destroyed Certificates
7.10	Registration of Transfers
7.11	Restrictions on Transfer and Legends on Certificates.
ARTICLE VIII GENERAL PROVISIONS
8.1	Distributions
8.2	Reserves
8.3	Books and Records
8.4	Annual Statement
8.5	Contracts and Negotiable Instruments
8.6	Fiscal Year
8.7	Corporate Seal
8.8	Resignations
8.9	Amendment of Bylaws
8.10	Construction
8.11	Telephone Meetings
8.12	Table of Contents; Captions

AMENDED AND RESTATED BYLAWS OF

DXP ENTERPRISES, INC.
 (A TEXAS CORPORATION)
as adopted July 27, 2011
ARTICLE I

NAME AND OFFICES
1.1 Name.  The name of the Corporation is "DXP Enterprises, Inc."
1.2 Registered Office and Agent.  The Corporation shall establish, designate and continuously maintain a registered office and agent in the State of Texas, subject to the following provisions:
(a)	Registered Office. The Corporation shall establish and continuously maintain in the State of Texas a registered office which may be, but need not be, the same as its place of business.
(b)
Registered Agent.  The Corporation shall designate and continuously maintain in the State of Texas a registered agent, which agent may be either an individual resident of the State of Texas whose business office is identical with such registered office, or a domestic corporation or a foreign corporation authorized to transact business in the State of Texas, having a business office identical with such registered office.

(c)
Change of Registered Office or Agent.  The Corporation may change its registered office or change its registered agent, or both, upon the filing in the Office of the Secretary of State of Texas of a statement setting forth the facts required by law, and executed for the Corporation by its President or a Vice President.

1.3 Other Offices.  The Corporation may also have offices at such other places within and without the State of Texas as the Board of Directors may, from time to time, determine the business of the Corporation may require.
ARTICLE II

SHAREHOLDERS
2.1 Place of Meetings.  Each meeting of the shareholders of the Corporation is to be held at the principal offices of the Corporation or at such other place, either within or without the State of Texas, as may be specified in the notice of the meeting or in a duly executed waiver of notice thereof.
2.2 Meeting of Shareholders.
(a)
Annual Meetings. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held after the close of the fiscal year of the Corporation on a day to be selected by the Board of Directors; provided, however, that the failure to hold the annual meeting within the designated period of time or on the designated date shall not work a forfeiture or dissolution of the Corporation.

(b)
Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board or the President. Special meetings of the shareholders shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning thirty percent (30%) of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting and the business to be transacted at any such special meeting of shareholders, and shall be limited to the purposes stated in the notice therefor.

2.3 Notice of Shareholder Business and Nominations.
(a)	Annual Meetings of Shareholders.
(i)
Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any shareholder of the Corporation who (1) was a shareholder of record of the Corporation at the time the notice provided for in this Section 2.3 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (2) shall be entitled to vote at such meeting, and (3) complies with the notice procedures set forth in this Section 2.3 as to such nomination or business.  Clause (C) above shall be the exclusive means for a shareholder to make nominations or submit business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and indicated in the Corporation's notice of meeting) before an annual meeting of shareholders.

(ii)
Without qualification, for nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.3(a)(i)(C), the shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for shareholder action.  To be timely, a shareholder's notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of the annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.  To be in proper form, a shareholder's notice to the Secretary (whether pursuant to this Section 2.3(a) or Section 2.3(b)) shall set forth:

(A)
as to each person, if any, whom the shareholder proposes to nominate for election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (2) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the  "registrant " for purposes of such rule and the nominee were a director or executive officer of such registrant; and (4) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.3(d);

(B)
if the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, (3) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (5) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(C)
as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, if any, (2)[a] the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such shareholder and by such beneficial owner, [b] any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by such shareholder and by such beneficial owner, if any, and any other direct or indirect opportunity held or owned beneficially by such shareholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, [c] any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Company, [d] any short interest in any security of the Company (for purposes of this Section 2.3, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), [e] any right to dividends on the shares of capital stock of the Corporation owned beneficially by such shareholder or such beneficial owner, if any, which right is separated or separable from the underlying shares, [f] any proportionate interest in shares of capital stock of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner, if any, is a general partner or with respect to which such shareholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and [g] any performance-related fees (other than an asset-based fee) to which such shareholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to clauses [a] through [g] above, as of the date of such notice and including, without limitation, any such interests held by members of such shareholder's or such beneficial owner's immediate family sharing the same household (which information shall be supplemented by such shareholder and such beneficial owner, if any, [i] not later than 10 days after the record date for the annual meeting to disclose such ownership as of the record date, [ii] 10 days before the annual meeting date, and [iii] immediately prior to the commencement of the annual meeting, by delivery to the Secretary of the Corporation of such supplemented information), (3) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (4) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (5) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends [i] to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee or [ii] otherwise to solicit proxies from shareholders in support of such proposal or nomination; and

(D)
such other information as the Corporation may reasonably require or that is otherwise reasonably necessary (1) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, (2) to determine whether such nominee qualifies as an "independent director" or "audit committee financial expert " under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation; and (3) that could be material to a reasonable shareholder's understanding of the independence and qualifications, or lack thereof, of such nominee.

(iii)
Notwithstanding anything in the second sentence of Section 2.3(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)
Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that the directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.3 is delivered to the Secretary of the Corporation and at the time of the special meeting, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.3.  In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice in the same form as required by paragraph (a)(ii) of this Section 2.3 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.3(d)) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

(c)	General.
(i)
Subject to Section 3.5, only such persons who are nominated in accordance with the procedures set forth in this Section 2.3 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.3.  Except as otherwise provided by law, the articles of incorporation of the corporation, as amended (which pursuant to Section 1.006 of the Texas Business Organizations Code (the "Code") shall be synonymous with a certificate of formation and hereinafter referred to as the "Certificate of Formation" or "Articles of Incorporation") or these Bylaws, the Chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.3 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.3, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.3, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the shareholders.

(ii)
For purpose of this Section 2.3, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)
Nothing in this Section 2.3, shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Articles of Incorporation.

(d)
Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.3 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation.

2.4 Notice.  Written or printed notice of the meeting stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board or the President, the Secretary or a majority of the members of the Board of Directors calling the meeting, to each shareholder entitled to vote at such meeting as determined in accordance with the provisions of Section 2.10 hereof.  If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, with postage thereon prepaid, addressed to the shareholder entitled thereto at his address as it appears on the share transfer records of the Corporation.
2.5 Voting List.  The officer or agent having charge and custody of the share transfer records of the Corporation, shall prepare, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and containing the address and number of voting shares held by each, which list shall be kept on file at the registered office or principal place of business of the Corporation for a period of not less than ten (10) days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire time of the meeting.  The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to identity of the shareholders entitled to examine such list or share ledger or transfer book and to vote at any such meeting of the shareholders.
2.6 Quorum.  The holders of a majority of the shares of the capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation or by these Bylaws. The shareholders represented in person or by proxy at a meeting of the shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
2.7 Requisite Vote.  If a quorum is present at any meeting, the vote of the holders of a majority of the shares of capital stock having voting power and casting a vote thereon, present in person or represented by proxy, shall determine any question brought before such meeting, unless the question is one upon which, by express provision of the Articles of Incorporation or of these Bylaws, a different vote shall be required or permitted, in which case such express provision shall govern and control the determination of such question.
2.8 Withdrawal of Quorum.  If a quorum is present at the time of commencement of any meeting, the shareholders present at such duly convened meeting may continue to transact any business which may properly come before said meeting until adjournment thereof, notwithstanding the withdrawal from such meeting of sufficient holders of the shares of capital stock entitled to vote thereat to leave less than a quorum remaining.
2.9 Voting at Meeting.  Voting at meetings of shareholders shall be conducted and exercised subject to the following procedures and regulations:
(a)
Voting Power.  In the exercise of voting power with respect to each matter properly submitted to a vote at any meeting of shareholders, each shareholder of the capital stock of the Corporation having voting power shall be entitled to one (1) vote for each such share held in his name on the records of the Corporation, except to the extent otherwise specified by the Articles of Incorporation.

(b)
Exercise of Voting Power; Proxies.  At any meeting of the shareholders, every holder of the shares of capital stock of the Corporation entitled to vote at such meeting may vote either in person, or by proxy executed in writing by such shareholder.  A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a shareholder, shall be treated as an execution in writing. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise stated therein. A proxy shall be revocable unless expressly designated therein as irrevocable and coupled with an interest.  Proxies coupled with an interest include the appointment as proxy of: (a) a pledgee; (b) a person who purchased or agreed to purchase or owns or holds an option to purchase the shares voted; (c) a creditor of the Corporation who extended its credit under terms requiring the appointment; (d) an employee of the Corporation whose employment contract requires the appointment; or (e) a party to a voting agreement created under Section 6.252 of the Code. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with the provisions of paragraph (c) below of this Section 2.9. Any vote may be taken by voice vote or by show of hands unless someone entitled to vote at the meeting objects, in which case written ballots shall be used.

(c)	Election of Directors. Directors shall be elected in accordance with Section 3.4 of these Bylaws.
2.10 Record Date for Meetings; Closing Transfer Records.  As more specifically provided in Article VII, Section 7.7 hereof, the Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the share transfer records for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be deemed the record date.
2.11 Action Without Meetings.  Any action required by the Code, the Articles of Incorporation or these Bylaws to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all of the shares entitled to vote on the action were present and voted, provided that such action is done in compliance with Subchapter E of Chapter 6 of the Code. Any such executed written consent, or an executed counterpart thereof, shall be placed in the minute book of the Corporation. Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required under Section 2.12 hereof, a consent or consents signed by the holders of a majority of the shares of the capital stock issued and outstanding and entitled to vote on the action that is the subject of the consent are delivered to the Corporation.
2.12 Record Date for Action Without Meetings.  Unless a record date shall have previously been fixed or determined by the Board of Directors as provided in Section 2.10 hereof, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by statute or the Articles of Incorporation, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested.
Delivery to the Corporation's principal place of business shall be addressed to the President or principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by statute, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date in which the Board of Directors adopts a resolution taking such prior action.
2.13 Preemptive Rights.  Unless otherwise determined by the Board of Directors in the manner provided under the Code, no holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by the Articles of Incorporation, as amended, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor, unless otherwise determined by the Board of Directors in the manner provided under the Code shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.
ARTICLE III

DIRECTORS
3.1 Management Powers.  The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.
3.2 Number and Qualification.  The Board of Directors shall consist of not less than one (1) member nor more than ten (10) members; provided, however, the initial Board of Directors shall consist of one (1) member. Directors need not be residents of the State of Texas nor shareholders of the Corporation. Each Director shall qualify as a Director following election as such by agreeing to act or acting in such capacity. The number of Directors may be increased or decreased from time to time by resolution of the Board of Directors or shareholders without the necessity of a written amendment to the Bylaws of the Corporation; provided, however, no decrease shall have the effect of shortening the term of any incumbent Director.
3.3 Election and Term.  Members of the Board of Directors shall hold office until the annual meeting of shareholders and until their successors shall have been elected and qualified. At the annual meeting of the shareholders, the shareholders entitled to vote in an election of Directors shall elect Directors to hold office until the next succeeding annual meeting.
Each Director shall hold office for the term for which he is elected, and until his successor shall be elected and qualified or until his death, resignation or removal, if earlier.
3.4 Voting on Directors. Directors shall be elected by the vote of the holders of a plurality of the shares entitled to vote in the election of Directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present. Cumulative voting in the election of Directors is expressly prohibited.
3.5 Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office, though less than a quorum of the Board of Directors.  For purposes of these Bylaws, a "vacancy" shall be defined as an unfilled directorship arising by virtue of the death, resignation or removal of a Director theretofore duly elected to serve in such capacity in accordance with the relevant provisions of these Bylaws. A Director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.
3.6 New Directorships.  Any directorship to be filled by reason of an increase in the number of Directors actually serving as such shall be filled by election at an annual meeting of the shareholders or at a special meeting of shareholders called for that purpose, or by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the shareholders, provided that the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of shareholders.
3.7 Removal.  Any Director may be removed from the Board of Directors by the shareholders of the Corporation only for cause at any duly convened special or annual meeting of shareholders, and in such case only by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at any meeting and entitled to vote for the election of such Director, provided notice of intention to act upon such matter shall have been given in the notice calling such meeting.
3.8 Meetings.  The meetings of the Board of Directors shall be held and conducted subject to the following regulations:
(a)
Place.  Meetings of the Board of Directors of the Corporation, annual, regular or special, are to be held at the principal office or place of business of the Corporation, or such other place, either within or without the State of Texas, as may be specified in the respective notices, or waivers of notice, thereof.

(b)
Annual Meeting.  The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held (either within or without the State of Texas), for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting.  No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be required.

(c)	Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place or places as shall from time to time be determined and designated by the Board.
(d)
Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the President of the Corporation on notice of two (2) days to each Director either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or the President or Secretary in like manner and on like notice on the written request of two (2) Directors.

(e)
Notice and Waiver of Notice.  Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

(f)
Quorum.  At all meetings of the Board of Directors, a majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business, until a greater number is required by law or by the Articles of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(g)
Requisite Vote.  In the exercise of voting power with respect to each matter properly submitted to a vote at any meeting of the Board of Directors, each Director present at such meeting shall have one (1) vote. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

3.9 Action Without Meetings.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted by law to be taken at any meetings of the Board of Directors, or any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed in the minutes or proceedings of the Board of Directors or committee.
3.10 Committees.  Committees designated and appointed by the Board of Directors shall function subject to and in accordance with the following regulations and procedures:
(a)
Designation and Appointment.  The Board of Directors may, by resolution adopted by a majority of the entire Board, designate and appoint one or more committees under such name or names and for such purpose or function as may be deemed appropriate.

(b)
Members; Alternate Members; Terms.  Each Committee thus designated and appointed shall consist of two or more of the Directors of the Corporation.  The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the entire Board, replace absent or disqualified members at any meeting of that committee.  The members or alternate members of any such committee shall serve at the pleasure of and subject to the discretion of the Board of Directors.

(c)
Authority.  Each Committee, to the extent provided in the resolution of the Board creating same, shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the entire Board of Directors.

(d)	Records. Each such Committee shall keep and maintain regular records or minutes of its meetings and report the same to the Board of Directors when required.
(e)
Change in Number.  The number of members or alternate members of any Committee appointed by the Board of Directors, as herein provided, may be increased or decreased (but not below two) from time to time by appropriate resolution adopted by a majority of the entire Board of Directors.

(f)
Vacancies.  Vacancies in the membership of any committee designated and appointed hereunder shall be filled by the Board of Directors, at a regular or special meeting of the Board of Directors, in a manner consistent with the provisions of this Section

(g)
Removal.  Any member or alternate member of any committee appointed hereunder may be removed by the Board of Directors by the affirmative vote of a majority of the entire Board, whenever in its judgment the best interests of the Corporation will be served thereby.

(h)	Meetings. The time, place and notice (if any) of committee meetings shall be determined by the members of such committee.
(i)
Quorum; Requisite Vote.  At meetings of any committee appointed hereunder, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business.  The act of a majority of the members and alternate members of the committee present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of such committee, the members of such committee present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

(j)
Compensation.  Appropriate compensation for members and alternate members of any committee appointed pursuant to the authority hereof may be authorized by the action of a majority of the entire Board of Directors pursuant to the provisions of Section 3.11hereof.

(k)
Action Without Meetings.  Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of such committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting.  The signed consent, or a signed copy, shall become a part of the record of such committee.

(l)
Responsibility.  Notwithstanding any provision to the contrary herein, the designation and appointment of a committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member or alternate member thereof, of any responsibility imposed upon it or him by law.

3.11 Compensation.  By appropriate resolution of the Board of Directors, the Directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum (as determined from time to time by the vote of a majority of the Directors then in office) for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in another capacity and receiving compensation therefor. Members of special or standing committees may, by appropriate resolution of the Board of Directors, be allowed similar reimbursement of expenses and compensation for attending committee meetings.
3.12 Maintenance of Records.  The Directors may keep the books and records of the Corporation, except such as are required by law to be kept within the State, outside the State of Texas or at such place or places as they may, from time to time, determine.
ARTICLE IV

NOTICES
4.1 Method of Notice.  Whenever under the provisions of the Code or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States Mail. Notice to Directors or shareholders may also be given by telegram.
4.2 Waiver.  Whenever any notice whatever is required to be given under the provisions of the Code or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance by such person or persons, whether in person or by proxy, at any meeting requiring notice shall constitute a waiver of notice of such meeting, except as provided in Section 3.8(e) hereof.
ARTICLE V

OFFICERS AND AGENTS
5.1 Designation.  The officers of the Corporation shall be chosen by the Board of Directors and shall consist of the offices of:
(a)	President and Secretary; and
(b)	Such other offices and officers (including a Chairman of the Board, one or more Vice Presidents and a Treasurer) and assistant officers and agents as the Board of Directors shall deem necessary.
5.2 Election of Officers.  Each officer designated in Section 5.1(a) hereof shall be elected by the Board of Directors on the expiration of the term of office of such officer, as herein provided, or whenever a vacancy exists in such office. Each officer or agent designated in Section 5.1(b) above may be elected by the Board at any meeting.
5.3 Qualifications.  No officer or agent need be a shareholder of the Corporation or a resident of Texas. No officer or agent is required to be a Director, except the Chairman of the Board. Any two or more offices may be held by the same person.
5.4 Term of Office.  Unless otherwise specified by the Board of Directors at the time of election or appointment, or by the express provisions of an employment contract approved by the Board, the term of office of each officer and each agent shall expire on the date of the first meeting of Directors next following the annual meeting of shareholders each year.  Each such officer or agent shall serve until the expiration of the term of his office or, if earlier, his death, resignation or removal.
5.5 Authority.  Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.
5.6 Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.
5.7 Vacancies.  Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) shall be filled by the Board of Directors.
5.8 Compensation.  The compensation of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.
5.9 Chairman of the Board.  If a Chairman of the Board is elected, he shall be chosen from among the Directors and shall be the chief executive and principal officer of the Corporation. He shall have the power to call special meetings of the shareholders and of the Directors for any purpose or purposes, and he shall preside at all meetings of the shareholders and of the Board of Directors, unless he shall be absent or unless he shall, at his election, designate the President to preside in his stead. The Chairman of the Board shall be responsible for the operations and business affairs of the Corporation and shall possess all of the powers granted by the Bylaws to the President, including the power to make and sign contracts and agreements in the name and on behalf of the Corporation.  He shall, in general, have supervisory power over the President and all other officers and the business activities of the Corporation, subject to the discretion of the Board of Directors.
5.10 President.  Subject to the supervision of the Chairman of the Board, or in the absence of the election of a Chairman of the Board, the President shall be the chief executive officer of the Corporation; shall preside at all meetings of the shareholders and the Board of Directors; shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  The President shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe.
5.11 Vice Presidents.  The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by a majority vote of the Board of Directors, shall, in the prolonged absence or disability of the President (and Chairman of the Board, if one is elected), perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the chief executive officer may from time to time delegate.
5.12 Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders of the Corporation and record all proceedings of the meetings of the Corporation and of the Board of Directors in a book to be maintained for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or President  He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
5.13 Assistant Secretaries.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the chief executive officer may from time to time delegate.
5.14 Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President (and Chairman of the Board, if one is elected) and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control owned by the Corporation.  The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the chief executive officer may from time to time delegate.
5.15 Assistant Treasurers.  The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the chief executive officer may from time to time delegate.
ARTICLE VI

INDEMNIFICATION
6.1 Indemnification of Directors.  To the fullest extent permitted by Section 8.101 and Section 8.102 of the Code, the corporation shall indemnify each person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation, and this provision for indemnification shall be deemed to constitute authorization of such indemnification in the manner required by Section 8.101 and Section 8.103 of the Code.
6.2 Expenses of a Defendant.  To the fullest extent permitted by Section 8.104 of the Code, reasonable expenses incurred by a director of the corporation who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation, in advance of the final disposition of such proceeding, after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and the corporation receives a written undertaking by or behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is otherwise prohibited by said Chapter 8 of the Code. This provision for payment or reimbursement shall be deemed to constitute authorization of such payment or reimbursement as provided by said Section 8.104 of the Code.
6.3 Officers.  Pursuant to Section 8.105 of the Code, the corporation shall indemnify and advance expenses to an officer of the corporation to the same extent that the corporation shall indemnify and pay or reimburse expenses to directors of the corporation as set forth in subsections 6.1 and 6.2 hereinabove.
6.4 Expenses of a Witness.  To the fullest extent permitted by Section 8.106 of the Code, the corporation shall pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation, only in his capacity as a director or officer of the corporation, in a proceeding at a time when he is not a named defendant or respondent in the proceeding as set out therein.
6.5 Other.  In addition to the foregoing, the corporation hereby adopts all other terms, provisions and authorizations of Chapter 8 of the Code, not in conflict with subsections 6.1, 6.2, 6.3 and 6.4 hereinabove, including but not limited to Section 8.051, Section 8.052 and Section 8.105 of the Code.  It is the intention of the corporation to provide the maximum indemnification allowed by law to its directors and officers and to make mandatory in all instances any permissive provisions of Chapter 8 of the Code for the benefit of the corporation's directors and officers.
6.6 Insurance.  The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Code.
6.7 Amendment of this Article.  No amendment or repeal of this Article VI shall apply to or have any affect on the indemnification or reimbursement of any director or officer of the corporation for or with respect to any such indemnification or reimbursement on the part of such director or officer for events covered by such indemnification or reimbursement occurring prior to such amendment or repeal.
6.8 Amendment of the Code.  In the event any provision of the Code set out in this Article VI is amended, altered or repealed in any way, then any such amendment, alteration or repeal shall be incorporated herein without the necessity of any further action by the corporation upon the effective date of such action. The corporation shall indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in some action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any bylaw, agreement, vote of shareholders, or otherwise.
ARTICLE VII

STOCK CERTIFICATES AND TRANSFER REGULATIONS
7.1 Description of Certificates.  The shares of the capital stock of the Corporation shall be represented by certificates in the form approved by the Board of Directors and signed in the name of the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and sealed with the seal of the Corporation or a facsimile thereof.  Each certificate shall state on the face thereof the name of the holder, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of shares covered thereby or a statement that such shares are without par value, and such other matters as are required by law.  At such time as the Corporation may be authorized to issue shares of more than one class or any class in series, every certificate shall set forth upon the face or back of such certificate a statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, as required by the laws of the State of Texas.
7.2 Delivery.  Every holder of the capital stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the class of capital stock and the number of shares represented thereby as owned or held by such shareholder in the Corporation.
7.3 Signatures.  The signatures of the President, Vice President, Secretary or Assistant Secretary upon a certificate may be facsimiles.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been placed upon any such certificate or certificates, shall cease to serve as such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates are issued and delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to serve as such officer or officers of the Corporation.
7.4 Issuance of Certificates.  Certificates evidencing shares of its capital stock (both treasury and authorized but unissued) may be issued for such consideration (not less than par value, except for treasury shares which may be issued for such consideration) and to such persons as the Board of Directors may determine from time to time.  Shares shall not be issued until the full amount of the consideration, fixed as provided by law, has been paid.
7.5 Payment for Shares.  Consideration for the issuance of shares shall be paid, valued and allocated as follows:
(a)
Consideration.  The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received.

(b)	Valuation. In the absence of fraud in the transaction, the determination of the Board of Directors as to the value of consideration received shall be conclusive.
(c)	Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.
(d)	Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between the stated capital and capital surplus accounts.
7.6 Subscriptions.  Unless otherwise provided in the subscription agreement, subscriptions of shares, whether made before or after organization of the Corporation, shall be paid in full in such installments and at such times as shall be determined by the Board of Directors.  Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class and series.  In case of default in the payment of any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.
7.7 Closing of Transfer Records; Record Date for Action With Meetings.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that share transfer records shall be closed for a stated period of time not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, as aforesaid, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.
If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.
7.8 Registered Owners.  Prior to due presentment for registration of transfer of a certificate evidencing shares of the capital stock of the Corporation in the manner set forth in Section 7.10 hereof, the Corporation shall be entitled to recognize the person registered as the owner of such shares on its records (or the records of its duly appointed transfer agent, as the case may be) as the person exclusively entitled to vote, to receive notices and dividends with respect to, and otherwise exercise all rights and powers relative to such shares; and the Corporation shall not be bound or otherwise obligated to recognize any claim, direct or indirect, legal or equitable, to such shares by any other person, whether or not it shall have actual, express or other notice thereof, except as otherwise provided by the laws of Texas.
7.9 Lost, Stolen or Destroyed Certificates.  The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate satisfies the following conditions:
(a)	Proof of Loss. Submits proof in affidavit form satisfactory to the Corporation that such certificate has been lost, destroyed or wrongfully taken; and
(b)
Timely Request.  Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

(c)
Bond.  Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made or otherwise asserted by virtue of the alleged loss, destruction, or theft of such certificate or certificates; and

(d)	Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.
In the event a certificate has been lost, apparently destroyed or wrongfully taken, and the registered owner of record fails to notify the Corporation within a reasonable time after he has notice of such loss, destruction, or wrongful taking, and the Corporation registers a transfer (in the manner hereinbelow set forth) of the shares represented by the certificate before receiving such notification, such prior registered owner of record shall be precluded from making any claim against the Corporation for the transfer required hereunder or for a new certificate.
7.10 Registration of Transfers.  Subject to the provisions hereof, the Corporation shall register the transfer of a certificate evidencing shares of its capital stock presented to it for transfer if:
(a)
Endorsement.  Upon surrender of the certificate to the Corporation (or its transfer agent, as the case may be) for transfer, the certificate (or an appended stock power) is properly endorsed by the registered owner, or by his duly authorized legal representative or attorney-in-fact, with proper written evidence of the authority and appointment of such representative, if any, accompanying the certificate; and

(b)
Guaranty and Effectiveness of Signature.  The signature of such registered owner or his legal representative or attorney-in-fact, as the case may be, has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance in a form satisfactory to the Corporation is given that such endorsements are genuine and effective; and

(c)	Adverse Claims. The Corporation has no notice of an adverse claim or has otherwise discharged any duty to inquire into such a claim; and
(d)	Collection of Taxes. Any applicable law (local, state or federal) relating to the collection of taxes relative to the transaction has been complied with; and
(e)
Additional Requirements Satisfied.  Such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation thereto, the delivery with the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.

7.11 Restrictions on Transfer and Legends on Certificates.
(a)
Shares in Classes or Series.  If the Corporation is authorized to issue shares of more than one class, the certificate shall set forth, either on the face or back of the certificate, a full or summary statement of all of the designations, preferences, limitations, and relative rights of the shares of each such class and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any shareholder without charge upon written request to the Corporation at its principal place of business or registered office and that copies of the information are on file in the office of the Secretary of State.
(b)
Restriction on Transfer.  Any restrictions imposed or agreed to by the Corporation on the sale or other disposition of its shares and on the transfer thereof must be copied at length or in summary form on the face, or so copied on the back and referred to on the face, of each certificate representing shares to which the restriction applies.  The certificate may however state on the face or back that such a restriction exists pursuant to a specified document and that the Corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business.

(c)
Preemptive Rights.  The preemptive rights of a shareholder to acquire unissued or treasury shares of the Corporation which are denied by the Articles of Incorporation must be set forth at length on the face or back of the certificate representing shares subject thereto.  In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any shareholder without charge upon written request to the Corporation at its principal place of business and that a copy of such information is on file in the office of the Secretary of State.

(d)
Unregistered Securities.  Any security of the Corporation, including, among others, any certificate evidencing shares of the Common Stock or warrants to purchase Common Stock of the Corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the Blue Sky laws of any state, shall not be transferable until the Corporation has been furnished with a legal opinion of counsel with reference thereto, satisfactory in form and content to the Corporation and its counsel, to the effect that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the Blue Sky laws of any state having jurisdiction.  The certificate representing the security shall bear substantially the following legend:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION AND ITS COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.
ARTICLE VIII

GENERAL PROVISIONS
8.1 Distributions.  Subject to the provisions of the Code, as amended, and the Articles of Incorporation, distributions of the Corporation shall be declared and paid pursuant to the following regulations:
(a)
Declaration and Payment.  Distributions on the issued and outstanding shares of capital stock of the Corporation required or allowed by the Articles  of Incorporation to receive such distribution may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of capital stock.  Such declaration and payment shall be at the discretion of the Board of Directors.

(b)
Record Date.  The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any distribution, such record date to be not more than sixty (60) days prior to the payment date of such distribution, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such distribution.  In the absence of action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such distribution shall be the record date.

8.2 Reserves.  There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions, or to repair or maintain any property of the Corporation, or for such other purposes as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
8.3 Books and Records.  The Corporation shall maintain books and records of account and shall prepare and maintain minutes of the proceedings of its shareholders, its Board of Directors and each committee of its Board of Directors.  The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer.  Such records shall contain the names and addresses of all past and present shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them.
8.4 Annual Statement.  The Board of Directors shall present at or before each annual meeting of shareholders a full and clear statement of the business and financial condition of the Corporation, including a reasonably detailed balance sheet and income statement under current date.
8.5 Contracts and Negotiable Instruments.  Except as otherwise provided by law or these Bylaws, any contract or other instrument relative to the business of the Corporation may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board, the Chief Executive Officer, or the Chief Operating Officer, if any, or the President of the Corporation.  The Board of Directors may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any contract in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board of Directors may determine by resolution.  All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution of the Board of Directors.
Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.
8.6 Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
8.7 Corporate Seal.  The Corporation seal shall be in such form as may be determined by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
8.8 Resignations.  Any director, officer or agent may resign his office or position with the Corporation by delivering written notice thereof to the President or the Secretary.  Such resignation shall be effective at the time specified therein, or immediately upon delivery if no time is specified.
Unless otherwise specified therein, an acceptance of such resignation shall not be a necessary prerequisite of its effectiveness.
8.9 Amendment of Bylaws.  These Bylaws may be altered, amended, or repealed and new Bylaws adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting.
8.10 Construction.  Whenever the context so requires herein, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.  If any portion or provision of these Bylaws shall be held invalid or inoperative, then, so far as is reasonable and possible: (1) the remainder of these Bylaws shall be considered valid and operative, and (2) effect shall be given to the intent manifested by the portion or provision held invalid or inoperative.
8.11 Telephone Meetings.  Shareholders, Directors, or members of any committee may hold any meeting of such shareholders, Directors or committee by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other and actions taken at such meetings shall have the same force and effect as if taken at a meeting at which persons were present and voting in person.  The Secretary of the Corporation shall prepare a memorandum of the action taken.
8.12 Table of Contents; Captions.  The table of contents and captions used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.
[Signature Page Follows]

The undersigned, being the Secretary of the Corporation, hereby confirms the adoption and approval of the foregoing Bylaws effective as of the 27th day of July, 2011.

By: /s/ Mac McConnell_________________
Name: Mac McConnell
 Title: Secretary